Exhibit 3.28

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

TALOS MANAGEMENT INTERMEDIARY LLC

A Delaware Limited Liability Company

This Second Amended and Restated Limited Liability Company Agreement of Talos Management Intermediary LLC (this “Agreement”) is effective as of October 1, 2017 and is adopted, executed and agreed to by the Member (as defined below). This Agreement amends and restates, and replaces, in its entirety, the Amended & Restated Limited Liability Company Agreement of GCER Management Intermediary, LLC dated March 31, 2015 (as amended, supplemented or modified). GCER Management Intermediary LLC changed its name to Talos Management Intermediary LLC pursuant to a Certificate of Amendment in the state of Delaware dated as of July 21, 2015.

1. Formation. Talos Management Intermediary LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”) by the filing of a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on October 26, 2010.

2. Term. The Company shall have a perpetual existence.

3. Purpose. The purpose of the Company shall be to engage in any lawful business, purpose or activity that may be engaged in by a limited liability company formed under the Act.

4. Member. Talos Gulf Coast LLC shall be the sole member of the Company (the “Member”). The Member may, but shall not be required to, make additional capital contributions to the Company. The Member shall not have any duty to the Company except as expressly set forth herein, in other written agreements dated after the date hereof or as otherwise required by the Act.

5. Distribution. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidation distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

6. Management. The Company shall be managed by the Member. The Member shall be considered the “manager” of the Company within the meaning of the Act. The Member, on behalf of and in the name of the Company, shall possess and may exercise full, complete and exclusive right, power and authority to manage and conduct the business and affairs of the Company. All directors, managers and officers of the Company are hereby removed and, as of the date hereof, the officers of the Company shall be those individuals set forth on Schedule I attached hereto (the “Current Officers”). The Member may, from time to time after the date hereof, remove, appoint, employ and retain such persons as may be necessary or appropriate for the conduct of the Company’s business and affairs. Such persons may be designated as officers of the Company, with titles including but not limited to: Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Any such officers shall have such authority and perform such duties as the Member may, from time to time, delegate to them in writing.

7. Name Change; Registered Agent and Office. Any of the Current Officers shall be, and each of them hereby is, authorized to (a) change the name of the Company, (b) substitute new agents or attorneys for service of process and (c) change the location of all necessary statutory offices, in each case, as determined by such Current Officer in his or her sole discretion. The Current Officers shall take such action and execute, attest, deliver and file such instruments, documents and certificates as the Current Officer taking such action deems necessary to effect the previous sentence.

8. Talos Management Holdings LLC. The Current Officers shall be, and each of them hereby is, authorized to execute and adopt the Second Amended and Restated Limited Liability Company Agreement of Talos Management Holdings LLC attached hereto as Schedule II.

9. Federal Income Tax Status. The Company has elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

10. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. To the maximum extent permitted by law, no other event will cause the Company to dissolve.

11. Exculpation; Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no person who is the Member or an officer, director, equity holder, partner, employee, affiliate, representative or agent of the Company or the Member, in each case, after the Closing (as such term is defined in that certain Membership Interest Purchase Agreement dated February 23, 2015 between Talos Energy LLC and the persons identified on Schedule 2.1 thereto) (each, a “Covered Person”), shall be liable to the Company or to any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Company, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all civil, criminal, administrative or investigative losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (“Claims”), in which such Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 11 with respect to (a) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered

Person’s rights to indemnification hereunder or (ii) was authorized or consented to by the Company. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 11.

12. Amendment. This Agreement may be amended from time to time only by a written consent executed by the Member.

13. Fiscal Year. The fiscal year of the Company shall be the calendar year.

14. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

*        *        *         *        *

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first set forth above.

Member

Talos Gulf Coast LLC

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

TALOS MANAGEMENT INTERMEDIARY LLC

SCHEDULE I

CURRENT OFFICERS

Officer	Positions
Timothy S. Duncan	President and Chief Executive Officer

Stephen E. Heitzman	Executive Vice President and Chief Operating Officer

John A. Parker	Executive Vice President of Exploration

William S. Moss III	Senior Vice President, General Counsel and Secretary

Michael L. Harding II	Senior Vice President and Chief Financial Officer

James B. Gibson	Assistant Secretary

SCHEDULE II

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

TALOS MANAGEMENT HOLDINGS LLC

(attached)

Execution Version

SECOND AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF

TALOS MANAGEMENT HOLDINGS LLC

A Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement of Talos Management Holdings LLC (this “Agreement”) is effective as of October 1, 2017 and is adopted, executed and agreed to by Talos Management Intermediary LLC (the “Managing Member”) and Talos Gulf Coast LLC (the “Non-Managing Member” and, together with the Managing Member, the “Members”, and each a “Member”). This Agreement amends and restates, and replaces, in its entirety, the Amended & Restated Limited Liability Company Agreement of GCER Management Holdings, LLC dated as of March 31, 2015 (as amended, supplemented or modified). GCER Management Holdings, LLC changed its name to Talos Management Holdings LLC pursuant to a Certificate of Amendment in the state of Delaware dated as of July 7, 2017.

1. Formation. Talos Management Holdings LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”) by the filing of a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on October 26, 2010.

2. Term. The Company shall have a perpetual existence.

3. Purpose. The purpose of the Company shall be to engage in any lawful business, purpose or activity that may be engaged in by a limited liability company formed under the Act.

4. Members. The names and membership interest percentages of the Members are as set forth on Schedule I attached hereto.

5. Allocations and Distributions. The Members shall be entitled pro rata in accordance with their respective membership interests (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

6. Management. The Company shall be managed by the Managing Member. The Managing Member shall be considered the “manager” of the Company within the meaning of the Act. The Managing Member, on behalf of and in the name of the Company, shall possess and may exercise full, complete and exclusive right, power and authority to manage and conduct the business and affairs of the Company. All directors, managers and officers of the Company are hereby removed and, as of the date hereof, the officers of the Company shall be those individuals set forth on Schedule II attached hereto (the “Current Officers”). The Managing Member may, from time to time after the date hereof, remove, appoint, employ and retain such persons as may be necessary or appropriate for the conduct of the Company’s business and affairs. Such persons may be designated as officers of the Company, with titles including but not limited to: Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Any such officers shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them in writing.

7. Name Change; Registered Agent and Office. Any of the Current Officers shall be, and each of them hereby is, authorized to (a) change the name of the Company, (b) substitute new agents or attorneys for service of process and (c) change the location of all necessary statutory offices, in each case, as determined by such Current Officer in his or her sole discretion. The Current Officers shall take such action and execute, attest, deliver and file such instruments, documents and certificates as the Current Officer taking such action deems necessary to effect the previous sentence.

8. Federal Income Tax Status. The Company is intended to be classified as a partnership for U.S. federal income tax purposes, and the Managing Member and the Company shall timely make any and all necessary elections and filings for the Company to be classified as a partnership for U.S. federal income tax purposes.

9. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Managing Member may elect. To the maximum extent permitted by law, no other event will cause the Company to dissolve.

10. Exculpation; Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no person who is a Member or an officer, director, equity holder, partner, employee, affiliate, representative or agent of the Company or a Member, in each case, after the Closing (as such term is defined in that certain Membership Interest Purchase Agreement dated February 23, 2015 between Talos Energy LLC and the persons identified on Schedule 2.1 thereto) (each, a “Covered Person”), shall be liable to the Company or to any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Company, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all civil, criminal, administrative or investigative losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (“Claims”), in which such Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10 with respect to (a) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification hereunder or (ii) was authorized or consented to by the Company. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.

11. Amendment. This Agreement may be amended from time to time only by a written consent executed by the Managing Member.

12. Fiscal Year. The fiscal year of the Company shall be the calendar year.

13. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

*        *        *         *        *

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first set forth above.

Managing Member

Talos Management Intermediary LLC

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Senior Vice President, General Counsel and Secretary

Non-Managing Member

Talos Gulf Coast LLC

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

TALOS MANAGEMENT HOLDINGS LLC

SCHEDULE I

MEMBERS

Member	Membership Interest
Talos Gulf Coast LLC	99%
Talos Management Intermediary LLC	1%

SCHEDULE II

CURRENT OFFICERS

Officer	Positions
Timothy S. Duncan	President and Chief Executive Officer

Stephen E. Heitzman	Executive Vice President and Chief Operating Officer

John A. Parker	Executive Vice President of Exploration

William S. Moss III	Senior Vice President, General Counsel and Secretary

Michael L. Harding II	Senior Vice President and Chief Financial Officer

James B. Gibson	Assistant Secretary